UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2012, we hired Michael O. Moore (age 61) as our next Chief Financial Officer to replace Marguerite N. Duffy who previously announced she would retire from her position as our Chief Financial Officer as of June 5, 2012.  Mr. Moore most recently served as Executive Vice President and Chief Financial Officer of Pamida Stores and Interim Chief Financial Officer of Kellwood, Inc., portfolio companies of Sun Capital Partners.  Prior to his tenure with Sun Capital Partners, Mr. Moore served as Executive Vice President and Chief Financial Officer of Advanced Auto Parts.  Additionally, Mr. Moore previously served as Executive Vice President and Chief Financial Officer of The Cato Corporation and as Senior Vice President and Chief Financial Officer of Bloomingdales.  We also entered into a Separation Agreement with Mr. Moore that becomes effective on April 30, 2012 and continues in effect through April 29, 2015 (the “Employment Period”) pursuant to which we agree to pay Mr. Moore a severance payment equal to one year of his then base salary in the event we terminate Mr. Moore’s employment, other than for cause, prior to the completion of the Employment Period.  In the event Mr. Moore’s employment terminates for any other reason during the Employment Period, no severance shall be payable.  A copy of the Separation Agreement is attached hereto as Exhibit 10.1

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: April 26, 2012